NEWS RELEASE
FOR IMMEDIATE RELEASE

PICO HOLDINGS, INC. ANNOUNCES RESULTS FOR THE THIRD QUARTER
AND FIRST NINE MONTHS OF 2009

(LA JOLLA, CALIFORNIA)—November 6, 2009—PICO Holdings, Inc. (NASDAQ: PICO) reported shareholders’ equity of $570.4 million ($25.24 per share) at September 30, 2009, compared to $563.2 million ($24.93 per share) at June 30, 2009, and $477.7 million ($25.36 per share) at December 31, 2008.  Reported book value per share increased by $0.31, or 1.2%, during the third quarter of 2009, and declined by $0.12, or 0.5%, over the first nine months of 2009.

Commenting on the year to date, PICO’s President and Chief Executive Officer, John Hart, said:

“At September 30, 2009, the PICO parent company and our non-insurance subsidiaries had $158 million in cash and liquid short-term investments available for asset purchases and acquisitions.

“In 2008 and 2009 so far, our largest use of capital has been the investment of more than $68 million by Union Community Partners acquiring residential lots in the Central Valley and Central Coast of California.  As of September 30, 2009, UCP owns or controls a total of 546 finished lots and 3,168 potential lots in various stages of entitlement.

“UCP has enjoyed early success from the sale of residential lots from two projects in and around metropolitan Fresno, California, during the second and third quarters of 2009.  UCP has sold its entire inventory at one project, generating an Internal Rate of Return of approximately 45%.  UCP has entered into agreements to sell the remainder of its inventory at the other project in the fourth quarter of 2009 and in 2010, which we estimate will also generate an IRR on that project of approximately 45%.

“As previously announced, during the third quarter of 2009 UCP acquired a defaulted note from a financial institution, with the intention of foreclosing on the note and taking ownership of the underlying property.  As a consequence, we acquired 1,400 entitled residential units on a 244-acre site in Monterey County, California, which is known as the East Garrison master-planned community.  East Garrison is located on the north-east corner of the historic former Fort Ord Army base, just outside Monterey.

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PICO Holdings, Inc.
Q3 2009 Results

“The note was acquired at a discount of approximately 60% to its face value. Our initial investment is approximately $22.6 million, including acquisition costs.  The East Garrison master-planned community consists of three phases.  We currently intend to complete the development of 441 partially finished lots in the first phase into fully finished lots.  We anticipate spending approximately $18 million over the next two to three years to complete the 441 first phase lots, and to ready other parts of the property for potential future development.

“UCP continues to evaluate opportunities to acquire additional attractive, well-located residential lots in select sub-markets in California where affordability and inventory trends are favorable.

"Subsequent to September 30, 2009, PICO’s majority-owned subsidiary, spigit, inc., received a $10 million equity investment from Warburg Pincus, a leading global private equity firm.  Warburg Pincus now owns 46% of spigit, and PICO’s interest was reduced from 74% to 37%.

“Spigit is a developer of social productivity software for enterprises and has established a customer base that includes several companies in the Fortune 2000.  The funds received by spigit will be used to continue spigit’s growth by expanding its product development and sales and marketing efforts.

“As a result of the investment by Warburg Pincus, spigit is no longer a consolidated subsidiary of PICO. We estimate that deconsolidating spigit, and changing our accounting for spigit to the equity method, will give rise to gain on deconsolidation of approximately $8.5 million before income taxes in the fourth quarter of 2009.

NET BOOK VALUE
The following table is provided as a supplement to the financial statements contained in PICO’s 10-Q, to illustrate the relative size of the Company’s assets and activities.

Segment	Net Book Valuee	Percentage

Water Resource and Water Storage Operations	$202.4 million	35.5%
Real Estate Operations	107.8 million	18.9%
Insurance Operations in “Run Off”	69.6 million	12.2%
Corporate	190.6 million	33.4%
Shareholders’ Equity Before Non-Controlling Interests	$570.4 million	100.0%

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PICO Holdings, Inc.
Q3 2009 Results

THIRD QUARTER SEGMENT RESULTS OF OPERATIONS
In the third quarter of 2009, PICO reported a net loss of $1.8 million ($0.08 per share), compared to net income of $533,000 ($0.03 per share) in the third quarter of 2008.

Our third quarter segment results of operations are:

	2009	2008
Income (Loss) Before Taxes & Non-Controlling Interest By Operating Segment:
Water Resource and Water Storage Operations	$(2,131,000)	$7,375,000
Real Estate Operations	(712,000)	(481,000)
Insurance Operations in “Run Off”	35,000	(1,010,000)
Corporate	(4,821,000)	1,790,000
Income (Loss) Before Taxes & Non-Controlling Interest	$(7,629,000)	$7,674,000
Income tax benefit (provision)	4,973,000	(7,214,000)
Non-controlling interest	832,000	73,000
Net Income (Loss)	$(1,824,000)	$533,000

NINE MONTHS SEGMENT RESULTS OF OPERATIONS
For the first nine months of 2009, PICO reported a net loss of $22.7 million ($1.11 per share), compared to net income of $27.1 million ($1.43 per diluted share) in the first nine months of 2008.

Our nine months segment results of operations are:

	2009	2008
Income (Loss) Before Taxes & Non-Controlling Interest By Operating Segment:
Water Resource and Water Storage Operations	$(14,927,000)	$5,187,000
Real Estate Operations	(2,783,000)	382,000
Insurance Operations in “Run Off”	(5,793,000)	4,698,000
Corporate	(21,052,000)	45,692,000
Income (Loss) Before Taxes & Non-Controlling Interest	$(44,555,000)	$55,959,000
Income tax benefit (provision)	18,891,000	(29,509,000)
Non-controlling interest	2,976,000	678,000
Net Income (Loss)	$(22,688,000)	$27,128,000

PICO is a diversified holding company.  PICO seeks to acquire, build and operate businesses where significant value can be created from the development of unique assets, and to acquire businesses which we identify as undervalued and where our management participation in operations can aid in the recognition of the business’s fair value, as well as create additional value.

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PICO Holdings, Inc.
Q3 2009 Results

Our objective is to maximize long-term shareholder value.  We manage our operations to achieve a superior return on net assets over the long term, as opposed to short-term earnings.  Currently our two major businesses are Vidler Water Company, a water resource development business, and Union Community Partners, a developer of residential lots in selected California markets.  Vidler is a significant private sector owner of water resources and water storage operations in Nevada, Arizona, Idaho, Colorado, and New Mexico.  Currently, UCP owns or controls approximately 546 finished lots and 3,168 potential lots in various stages of entitlement.  Our Real Estate Operations also include Nevada Land & Resource Company, which is one of the largest private landowners in the state of Nevada.  Nevada Land owns approximately 440,000 acres of former railroad land in northern Nevada, and certain water, mineral and geothermal rights related to the property.

OTHER INFORMATION
At September 30, 2009, PICO Holdings, Inc. had a market capitalization of $753.6 million, and 22,595,678 shares outstanding.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Such statements relate to future, not past, events, regarding, among other things, our financial condition, business, results of operations, and prospects, including, without limitation, statements concerning our expectations, beliefs, intentions, anticipated developments, and other information concerning future matters.  In this context, forward-looking statements often address our current expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “will”, “may”, “should”, “could”, “target”, “projects”, “contemplates”, “estimates”, “predicts”, “potential”, or “continue” and similar expressions or variations of such words.  Such statements include, but are not limited to, statements regarding the timeline for delivery of purchased water through the Fish Springs pipeline; the trend for increasing water demand in the southwestern United States, including the markets we address such as the north valleys of Reno; long term projections for population growth in the western United States and the availability of developable water and land assets or projects; the future demand for, and fair market value of, water resources and real estate owned or controlled by us; the possibility that we may  not  receive the full amount of water  rights from the applications that we have filed for in the state of Nevada; and our growth plans.  Such forward-looking statements are not guarantees of future performance, and are subject to a number of risks, uncertainties, and other factors which could cause actual results and outcomes to differ materially from future results and outcomes expressed, or implied by, such forward-looking statements.  Such risks and uncertainties are detailed from time to time in the Company’s filings with the SEC, including those described under the heading “Risk Factors” in our Annual Report on Form 10-K, as may be updated  in  our

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PICO Holdings, Inc.
Q3 2009 Results

Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  We do not undertake to (and we expressly disclaim any obligation to) update our forward-looking statements, whether as a result of new information, subsequent events, or otherwise, in order to reflect any event or circumstance that may arise after the date of this press release.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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CONTACT:                      Max Webb                                Chief Financial Officer                                           (858) 456-6022 ext. 216